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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                       January 8, 2002 (January 2, 2002)


                       GRAY COMMUNICATIONS SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


           Georgia                     0-13796                  58-0285030
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                  Identification Number)


                 4370 Peachtree Road, NE
                       Atlanta, GA                          30319
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        (Address of principal executive offices)          (Zip code)


                                 (404) 504-9828
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              (Registrant's telephone number, including area code)


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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

(a) The following sets forth the information required by Item 304(a)(1) of Regulation S-K:

         (i) On January 2, 2002 Ernst & Young LLP was dismissed as the Company's principal accountant.

         (ii) The reports of Ernst & Young LLP on the Company's financial statements for the years ended December 31, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         (iii) The decision to change accountants was recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

         (iv) During the years ended December 31, 2000 and 1999 and through January 2, 2002, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their reports on the financial statements for such periods.

         (v) During the years ended December 31, 2000 and 1999 and through January 2, 2002, there have occurred none of the "reportable events" listed in Item 304(a)(1)(v) of Regulation S-K.

(b) The Company has requested that Ernst & Young LLP furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated January 8, 2002, is filed as
         Exhibit 16.1 to this Form 8-K.

(c) The Company has retained PricewaterhouseCoopers LLP as its principal independent accountants, effective January 7, 2002.

ITEM 7.  EXHIBITS

         16.1 Letter from Ernst & Young LLP confirming their agreement with the information contained in this filing.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Gray Communications Systems, Inc.

                                    By:           /s/ James C. Ryan
                                       ----------------------------------------
                                                    James C. Ryan
                                                Vice President-Finance
                                             and Chief Financial Officer

Date:  January 8, 2002


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